Exhibit 99.3

I am pleased to announce that we have entered into an agreement with Nielsen to combine our two companies. Together, we believe that a combined business is better positioned to serve clients in today’s rapidly evolving media landscape. This transaction has been approved by our Board, as well as by Nielsen’s, and is subject to customary closing conditions, including a regulatory review.

Nielsen and Arbitron share a mutual respect for one another, and a deep understanding of what it takes to deliver high quality measurement services. We also share a strong commitment to our customers, and to our employees. And while our businesses are different, they are highly complementary.

Arbitron is best known for our radio audience measurement service and we have been working hard to establish ourselves as a leader in cross-platform and mobile measurement. Nielsen is known for its expertise in TV and online audience measurement and its innovative cross-platform solutions globally. When we join Nielsen upon completion of this transaction, we will bring our radio ratings and media measurement expertise to the combined company, and become part of an enhanced global information and measurement provider.

Until closing, we expect both businesses to continue to operate normally. During this period, it will be “business as usual” at Arbitron. One of our key goals throughout the closing and subsequent integration is to manage the process as seamlessly as possible, with minimal disruption to our employees and our clients.

We know that you have questions, and will have more in the days and weeks to come. Many of them cannot be answered now - it is early in the process. However we are committed to providing you with information and details when we have them.

In the meantime, I am delighted to tell you that Dave Calhoun, the CEO of Nielsen will be joining me and Sean Creamer at an all employee meeting and Webex this morning at 11:30 AM. Details will be coming to you shortly via email.

This is a new and exciting phase for Arbitron. Your commitment to Arbitron and to our customers, which has helped make us the leader in radio audience measurement, will be ever more important as we bring radio expertise and experience to Nielsen’s media measurement business. You are a vital part of our transition into this new phase. We are confident that being part of Nielsen will present even greater opportunities for our business and for our employees as we become part of a larger organization.

Thank you for the enthusiasm, creativity and commitment that you bring to Arbitron each day.

A copy of the press release that was issued this morning can be read here: http://arbitron.mediaroom.com/index.php?s=43&item=853

Additional Information and Where You Can Find It:

In connection with the proposed acquisition by Nielsen Holdings, N.V. (“Nielsen”) of Arbitron Inc. (“Arbitron”) pursuant to the terms of an Agreement and Plan of Merger by and among Arbitron, Nielsen, and a wholly-owned subsidiary of Nielsen, Arbitron will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Arbitron, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Arbitron’s Investor Relations web site (http://www.arbitron.com/investors) or by directing a request to Arbitron at: Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, MD 210476, Attn: Investor Relations.

Arbitron and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Arbitron’s stockholders in respect of the proposed transaction.

Information regarding Arbitron’s directors and executive officers is available in Arbitron’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements Disclaimer:

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of Arbitron, Arbitron’s expected financial performance, as well as Arbitron’s strategic and operational plans and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that Arbitron may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions; conditions in the markets Nielsen and Arbitron are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and Arbitron’s business and specific risk factors discussed in other releases and public filings made by Nielsen and Arbitron (including the their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.